As filed with the Securities and Exchange Commission on August 23, 2016

Registration No. 333-193646

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

NO. 333-193646

UNDER

THE SECURITIES ACT OF 1933

HEARTWARE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3636023
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Medtronic, Inc.

710 Medtronic Parkway

Minneapolis, Minnesota 55432

(763) 514-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keyna P. Skeffington, Esq.

HeartWare International, Inc.

c/o Medtronic, Inc.

710 Medtronic Parkway

Minneapolis, Minnesota 55432

(763) 514-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Christopher Comeau

Paul Kinsella

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

Telephone: (617) 951-7000

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”), filed by HeartWare International, Inc., a Delaware corporation (the “Registrant”), removes from registration all shares of the Registrant’s common stock, $0.001 par value per share, preferred stock, $0.001 par value per share, debt securities, warrants and units (the “Securities”) registered under the Registration Statement on Form S-3 (No. 333-193646), pertaining to the shelf registration of an indeterminate number of such Securities, which was filed with the U.S. Securities and Exchange Commission on January 30, 2014 (the “Registration Statement”).

Pursuant to an Agreement and Plan of Merger, dated June 27, 2016, by and among Medtronic, Inc., a Minnesota corporation (“Parent”), Medtronic Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), and the Registrant, Purchaser was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation. The Merger became effective on August 23, 2016.

In connection with the closing of the Merger, the Registrant has terminated the offering of its Securities pursuant to the Registration Statement. In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration all the Securities registered but not sold under the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota, on August 23, 2016.

HeartWare International, Inc.

By:	/s/ Philip J. Albert
Name: Philip J. Albert
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Philip J. Albert	Director	August 23, 2016
Philip J. Albert

/s/ Linda S. Harty	Director	August 23, 2016
Linda S. Harty

/s/ Keyna P. Skeffington	Director	August 23, 2016
Keyna P. Skeffington